UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

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☑ Preliminary Information Statement

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     Definitive Information Statement

Columbia Funds Variable Series Trust II

(Name of Registrant As Specified In Its Charter)

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VARIABLE PORTFOLIO – MFS® BLENDED RESEARCH® CORE EQUITY FUND

A SERIES OF COLUMBIA FUNDS VARIABLE SERIES TRUST II

225 Franklin Street

Boston, MA 02110

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF INFORMATION STATEMENT

            , 2016

As a shareholder of the Variable Portfolio – MFS® Blended Research® Core Equity Fund (the “Fund”), a series of Columbia Funds Variable Series Trust II (the “Trust”), you are receiving this notice regarding the internet availability of an information statement (the “Information Statement”) relating to, among other changes, the hiring of a new subadviser and the renaming of the Fund. This notice presents only an overview of the more complete Information Statement that is available to you on the internet or, upon request, by mail. We encourage you to access and review all of the important information contained in the Information Statement. As described below, the Information Statement is for informational purposes only and, as a shareholder of the Fund, you need not take any action.

Summary of Information Statement

The Information Statement details the renaming of the Fund and related changes, including the approval of a new subadviser. At a meeting of the Trust’s Board of Trustees (the “Board”) on February 8-10, 2016, the Board approved, among other things, (i) a change to the Fund’s name from Variable Portfolio – Sit Dividend Growth Fund to Variable Portfolio – MFS® Blended Research® Core Equity Fund; (ii) the termination of the subadvisory agreement between Columbia Management Investment Advisers, LLC (the “Investment Manager”) and Sit Investment Associates, Inc. (the “Former Subadviser”); (iii) a subadvisory agreement between the Investment Manager and Massachusetts Financial Services Company (“MFS”); and (iv) a modification to the Fund’s principal investment strategy and principal risks to reflect MFS’s investment process.

The Investment Manager has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission (the “SEC”) that permits the Investment Manager, subject to certain conditions, to enter into a new subadvisory agreement with an unaffiliated subadviser (or subadvisers) or to change the terms of an existing subadvisory agreement, provided that the new agreement or the changes to an existing agreement are approved by the Fund’s Board. Although approval by the Fund’s shareholders of the subadviser change is not required, the Manager of Managers Order requires that an Information Statement be made available to the Fund’s shareholders.

By sending you this notice, the Fund is notifying you that it is making the Information Statement available to you via the internet in lieu of mailing you a paper copy. You may view and print the full Information Statement on the Fund’s website at https://www.columbiathreadneedleus.com/resources/literature/fund-information-statements/. The Information Statement will be available on the website until at least             , 2016. To view and print the Information Statement, click on the link of the appropriate information statement in order to open the document. You may request a paper copy or PDF via email of the Information Statement, free of charge, by contacting the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081 or by calling (toll-free) 800-345-6611 by             , 2017. If you do not request a paper copy or PDF via email by this date, you will not otherwise receive a paper or email copy. The Fund’s most recent annual and semiannual reports are available upon request, without charge, by contacting your financial intermediary, writing to Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081 or calling 800-345-6611.

The Fund will mail only one copy of this notice to a household, even if more than one person in a household is a Fund shareholder of record, unless the Fund has received contrary instructions from at least one of the shareholders. If you need additional copies of this notice and you are a holder of record of your shares, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081 or by telephone at 1-800-345-6611. If your shares are held in broker street name, please contact your financial intermediary to obtain additional copies of this notice. If in the future you do not want the mailing of notices to be combined with those of other members of your household, or if you have received multiple copies of this notice and want future mailings to be combined with those of other members of your household, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081, or by telephone at 1-800-345-6611, or contact your financial intermediary. The Fund undertakes to deliver promptly upon written or oral request a separate copy of the information statement to a security holder at a shared address to which a single copy of the document was delivered.

If you want to receive a paper copy of the Information Statement, you must request one.

There is no charge to you for requesting a copy.

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VARIABLE PORTFOLIO – MFS® BLENDED RESEARCH® CORE EQUITY FUND

A SERIES OF COLUMBIA FUNDS VARIABLE SERIES TRUST II

225 Franklin Street

Boston, MA 02110

INFORMATION STATEMENT

NOTICE REGARDING SUBADVISER

An Important Notice Regarding the Internet Availability of this Information Statement is being mailed on or about             , 2016. This Information Statement is being made available to shareholders of Variable Portfolio –MFS® Blended Research® Core Equity Fund (formerly, Variable Portfolio – Sit Dividend Growth Fund) (the “Fund”), a series of Columbia Funds Variable Series Trust II (the “Trust”), in lieu of a proxy statement, pursuant to the terms of an exemptive order (the “Manager of Managers Order”) that Columbia Management Investment Advisers, LLC (the “Investment Manager”) received from the U.S. Securities and Exchange Commission (the “SEC”). The Manager of Managers Order permits the Investment Manager, subject to certain conditions, such as approval by the Fund’s Board of Trustees (the “Board”), and without approval by shareholders, to retain an unaffiliated subadviser (or subadvisers) which the Investment Manager believes is (are) best suited to achieve the Fund’s investment objective.

This Information Statement Is For Informational Purposes Only And No Action Is Requested On Your Part. We Are Not Asking You For A Proxy And You Are Requested Not To Send Us A Proxy.

THE FUND AND ITS MANAGEMENT AGREEMENT

The Investment Manager, located at 225 Franklin Street, Boston, MA 02110, serves as investment manager to the Fund pursuant to a Management Agreement dated July 1, 2015 and amended and restated as of April 25, 2016 and Schedules A and B effective May 1, 2016. Prior to May 1, 2016, the Investment Manager served as investment manager to the Fund pursuant to an Investment Management Services Agreement dated March 1, 2011, and amended August 26, 2015, and most recently renewed on June 15-17, 2015 (the “June Meeting”). Also at the June Meeting, in addition to the approval of the renewal of the Fund’s Investment Management Services Agreement, the Board approved the combination of the Fund’s Investment Management Services Agreement with the Fund’s Administrative Services Agreement into the Fund’s Management Agreement, each with the Investment Manager, that became effective for the Fund on May 1, 2016. As a result of this combination, effective May 1, 2016, the Fund’s management fees reflect the combined advisory fees and administrative service fees under the two agreements as of such date.

Under the Management Agreement, the Investment Manager monitors the performance of the subadviser on an ongoing basis. Factors it considers with respect to the selection and retention of a subadviser are, among others: the qualifications of the subadviser’s investment personnel, its investment philosophy and process, its compliance program, and its long-term performance results. As compensation for its services, the Investment Manager receives a management fee from the Fund and, from this management fee, the Investment Manager pays the subadviser a subadvisory fee.

Subadvisers serve pursuant to separate subadvisory agreements with the Investment Manager under which the subadviser manages all or a portion of a fund’s investment portfolio, as allocated to the subadviser by the Investment Manager, and provides related compliance and record-keeping services. In accordance with procedures adopted by the Board, affiliated broker-dealers of the subadviser may execute portfolio transactions for a subadvised fund and receive brokerage commissions in connection with those transactions as permitted by Rule 17e-1 under the Investment Company Act of 1940, as amended (the “1940 Act”), or separate SEC exemptive relief. A subadviser is allowed to use soft dollar arrangements in which it directs brokerage commissions to brokers to pay for research services, provided that the subadviser’s procedures are consistent with a fund’s and the Investment Manager’s policies.

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MASSACHUSETTS FINANCIAL SERVICES COMPANY AND THE NEW SUBADVISORY AGREEMENT

At a meeting of the Board on February 8-10, 2016, the Board, including a majority of the Board members who are not interested persons of the Fund within the meaning of the 1940 Act (the “Independent Trustees”), approved the recommendations of the Investment Manager to (i) change the Fund’s name from Variable Portfolio – Sit Dividend Growth Fund to Variable Portfolio – MFS® Blended Research® Core Equity Fund; (ii) terminate the subadvisory agreement between the Investment Manager and Sit Investment Associates, Inc., (the “Former Subadviser”); (iii) approve a subadvisory agreement (the “Subadvisory Agreement”) between the Investment Manager and Massachusetts Financial Services Company (“MFS”); and (iv) modify the Fund’s principal investment strategies and principal risks to reflect MFS’s investment process. The Subadvisory Agreement went into effect May 2, 2016. Prior to May 2, 2016, the Fund had been subadvised by the Former Subadviser.

Management Fees Paid to the Investment Manager and Subadvisory Fees Paid to MFS

Under the Management Agreement, the Fund pays the Investment Manager a management fee as follows:

Variable Portfolio-MFS Blended Research Core Equity Fund
Net Assets (millions)	Annual rate at each asset level*
First $500	0.770%
Next $500	0.720%
Next $500	0.670%
Next $1.5	0.620%
Next $3.0	0.600%
Next $6.0	0.580%
Over $12.0	0.570%

*	This rate reflects combined management and administrative services fees.

The table above represents the fee rate payable by the Fund to the Investment Manager, which will not change as a result of the changes discussed above. The Investment Manager, in turn, pays MFS a fee out of its own assets, calculated at the following rates:

•	0.20% on the first $500 million, gradually reducing to 0.13% as assets increase.

The Investment Manager paid the Former Subadviser a fee out of its own assets under the former subadvisory agreement with the Former Subadviser at the rate of:

•	0.65% on the first $50 million, gradually reducing to 0.20% as assets increase.

Fees paid by the Fund to the Investment Manager for the period from January 1, 2016 to May 2, 2016*	Fees paid by the Investment Manager to the Former Subadviser for the period from January 1, 2016 to May 2, 2016**	Estimated fees that
would have been paid
by the Investment
Manager to MFS had
the Subadvisory
Agreement with MFS
been in effect for the
period from January 1,
2016 to May 2, 2016 and
based on the assets in
the Fund during this
time period**	Estimated difference
between the fees paid to
the Former Subadviser
and the fees that would
have been paid to MFS
for the period from
January 1, 2016 to
May 2, 2016 and based on the
assets in the Fund during
this time period**
Variable Portfolio-MFS® Blended Research® Core Equity Fund (fiscal year ended 12/31/15)	$3,904,063.37	$1,261,164.57	$916,008.51	$(345,156.06)

*	The Investment Manager uses these fees to pay the subadviser.
**	The amount is based upon average daily net assets for each month.

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INFORMATION ABOUT MFS

MFS is located at 111 Huntington Avenue, Boston, MA 02199. MFS is a subsidiary of Sun Life of Canada (U.S.) Financial Services Holdings, Inc., which in turn is an indirect majority-owned subsidiary of Sun Life Financial Inc., (a diversified financial services company). As of April 30, 2016, MFS had approximately $423 billion in assets under management.

The following table provides information on the principal executive officers and directors of MFS and their principal occupations. The business address of each officer and director as it relates to that person’s position with MFS is 111 Huntington Avenue, Boston, MA 02199.

Name	Position with MFS and Principal Occupation
Robert J. Manning	Director, Co-Chief Executive Officer & Chairman of the Board of Directors of MFS

Robin A. Stelmach	Executive Vice President & Chief Operating Officer of MFS

Mark N. Polebaum	Executive Vice President, General Counsel & Secretary of MFS

Amrit Kanwal	Executive Vice President and Chief Financial Officer of MFS

Michael W. Roberge	Director, Co-Chief Executive Officer, President, and Chief Investment Officer of MFS

Carol W. Geremia	Executive Vice President of MFS

James A. Jessee	Executive Vice President of MFS

Mark A. Leary	Executive Vice President and Chief Human Resources Officer of MFS

David A. Antonelli	Vice Chairman of MFS

Colm J. Freyne	Director of MFS; Executive Vice President and Chief Financial Officer of Sun Life Financial, Inc.

Stephen C. Peacher	Director of MFS; President of Sun Life Investment Management

Martin J. Wolin	Chief Compliance Officer of MFS

Other Funds with Similar Investment Objectives Managed by MFS

MFS is the investment adviser for other mutual funds that have an investment objective similar to that of the Fund. The name of each such fund that MFS managed as of April 30, 2016, together with information concerning the fund’s assets, and the advisory fee rate paid (as a percentage of average net assets) to MFS for its management services, are set forth below.

Fund Name	Assets as of April 30, 2016 ($million)	Management Fee Rate (% of average daily net assets annually)
MFS® Blended Research® Core Equity Fund	981	0.40% of first $1 billion, 0.375% in excess of $1 billion and up to $2.5 billion, and 0.35% in excess of $2.5 billion (advisory fee)

MFS® Blended Research® Core Equity Portfolio	467	0.40% of first $1 billion, 0.375% in excess of $1 billion and up to $2.5 billion, and 0.35% in excess of $2.5 billion (advisory fee)

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BOARD CONSIDERATION AND APPROVAL OF THE SUBADVISORY AGREEMENT

At the February 8-10, 2016 Board meeting, the Board, including all of the Independent Trustees, unanimously approved the proposal to (i) change the Fund’s name to Variable Portfolio – MFS Blended Research Core Equity Fund; (ii) terminate the subadvisory agreement between the Investment Manager and the Former Subadviser; (iii) approve the proposed Subadvisory Agreement between the Investment Manager and MFS for the Fund; and (iv) modify the Fund’s principal investment strategy to reflect MFS’s investment process. Independent legal counsel to the Independent Trustees reminded the Board of the legal standards for consideration by directors/trustees of advisory and subadvisory agreements. The Board also recalled its consideration and approval of advisory and subadvisory agreements for annual renewal purposes at the June Meeting and, in that connection, Independent legal counsel’s discussion of the Board’s responsibilities pursuant to Sections 15(c) and 36(b) of the 1940 Act, and the SEC-enumerated factors that should be considered in determining whether to approve a new subadvisory agreement, in this case, with MFS. The Board held discussions with the Investment Manager and reviewed and considered various written materials and oral presentations in connection with the evaluation of MFS’s proposed services, including the reports from the Contracts Committee, with respect to the fees and terms of the proposed Subadvisory Agreement, the Investment Review Committee, with respect to the investment strategy/style, performance and trading practices and the Compliance Committee, with respect to the code of ethics and compliance program of MFS. Following an analysis and discussion of the factors identified below, the Board, including all of the Independent Trustees, approved the Subadvisory Agreement with MFS.

Nature, Extent and Quality of Services to be provided by MFS

The Board considered its analysis of the reports and presentations received by it, detailing the services proposed to be performed by MFS as subadviser for the Fund, as well as its history, reputation, expertise, resources and capabilities, and the qualifications of its personnel. The Board noted that MFS already serves as subadviser to Variable Portfolio-MFS Value Fund (another Columbia fund), pursuant to a subadvisory agreement with the Investment Manager, and noted its satisfaction with MFS’s services for such fund.

The Board observed that MFS’s compliance program had been reviewed by the Fund’s Chief Compliance Officer and was determined to be reasonably designed to prevent violations of the federal securities laws by the Fund. The Board observed that no material issues had been experienced during MFS’s tenure serving as subadviser for the Variable Portfolio-MFS Value Fund. The Board also observed that information had been presented regarding the capabilities and financial condition of MFS and its ability to carry out its responsibilities under the proposed Subadvisory Agreement. The Board noted, in particular, that MFS’s investment process was reviewed by the Investment Review Committee. The Board also recalled the information provided by the Investment Manager and the committee reports regarding MFS’s personnel, its risk controls, philosophy, and investment process.

The Board also discussed the acceptability of the terms of the proposed Subadvisory Agreement, including that the relatively broad scope of services required to be performed by MFS was generally similar in scope to subadvisory agreements applicable to other subadvised funds.

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The Board recalled information about MFS’s experience managing registered mutual funds and that the Board had concluded at the June Meeting that MFS was providing quality services to the Variable Portfolio-MFS Value Fund. The Board also considered, in this regard, the proposed termination of the Former Subadviser and the Investment Manager’s explanation that the termination was due to an effort to improve the Fund’s performance. In that regard, the Board recalled the reports regarding the search process undertaken by the Investment Manager to identify a prospective successor subadviser meeting the Investment Manager’s criteria.

Investment Performance of MFS

The Board noted that a review of investment performance is a key factor in evaluating the nature, extent and quality of services provided under advisory and subadvisory agreements. The Board considered MFS’s investment performance, noting that MFS delivered relatively strong performance results over 1-, 3- and 5-year periods for its accounts managed using a strategy substantially similar to that proposed for the Fund.

Based on the foregoing, and based on other information received (both oral and written) and other considerations, the Board concluded that MFS was in a position to provide a high quality level of service to the Fund.

Comparative Fees, Costs of Services Provided and Profitability

The Board reviewed the proposed level of subadvisory fees under the proposed Subadvisory Agreement, noting that the proposed subadvisory fees payable to MFS would be paid by the Investment Manager and would not impact the fees paid by the Fund. The Board also reviewed data regarding fees charged by MFS to other clients (including the fees charged for the Variable Portfolio-MFS Value Fund), observing that the proposed subadvisory fees are generally in line with the range of subadvisory fees paid by the Investment Manager to subadvisers of other funds managed by the Investment Manager. The Board observed that MFS advises two mutual funds that use a substantially identical investment strategy to that proposed to be utilized by the Fund. The Board also considered that MFS does not subadvise other funds using the strategy proposed for the Fund. The Board further considered that, if the proposed Subadvisory Agreement with MFS is implemented, the Investment Manager has voluntarily agreed to reduce the management fee rates to achieve a reduction that aligns the fee schedule with that of other large-cap growth funds managed by the Investment Manager (the “Gross Fee Reduction”). The Board also considered the expected change in total profitability of the Investment Manager and its affiliates in connection with the hiring of MFS and concluded that the profitability levels remained within the reasonable ranges of profitability levels reported at the Fund’s June Meeting.

Economies of Scale

The Board also considered economies of scale, if any, that may be realized by the Investment Manager and its affiliates as the Fund grows and took note of the extent to which shareholders might also benefit from such growth. The Board considered that the proposed subadvisory fees are not paid by the Fund. The Board observed that the Management Agreement would be unaffected by the subadviser change and continues to provide for lower Fund fees as assets increase at pre-established breakpoints. The Board further considered that the proposed Subadvisory Agreement with MFS provides for lower fees as assets increase at pre-established breakpoints. The Board observed that the Investment Manager would be paying out less to MFS than it had paid to the Former Subadviser and considered whether there were increased opportunities for economies of scale to be shared with shareholders as a result. The Board took into account, in this regard: (i) the significant oversight services provided by the Investment Manager to the Fund (including the enhanced resources devoted to this oversight), which services are not proposed to change as a result of the replacement of the Former Subadviser; and (iii) the Gross Fee Reduction, noting that the Fund continues to maintain its total expense cap assuring that the expense cap approximates the peer universe median. The Board concluded that, after taking into account the subadviser change, the Fund would continue to have opportunities to share any economies of scale with Fund shareholders.

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Based on all of the foregoing, including all of the information received and presented, the Board, including all of the Independent Trustees, concluded that the proposed subadvisory fees to be paid and the Subadvisory Agreement were fair and reasonable in light of the extent and quality of services proposed to be provided. In reaching this conclusion, no single factor was determinative.

On February 10, 2016, the Board, including all of the Independent Trustees, approved the Subadvisory Agreement.

ADDITIONAL INFORMATION ABOUT THE FUND

In addition to acting as the Fund’s investment manager, the Investment Manager and certain of its affiliates also receive compensation for providing other services to the Fund.

Administrator

The Investment Manager serves as the administrator of the Fund.

Principal Underwriter

Columbia Management Investment Distributors, Inc., located at 225 Franklin Street, Boston, MA 02110, serves as the principal underwriter and distributor of the Fund.

Transfer Agent

Columbia Management Investment Services Corp., located at 225 Franklin Street, Boston, MA 02110, serves as the transfer agent of the Fund.

FINANCIAL INFORMATION

The Fund’s most recent annual report and semiannual report are available upon request, without charge, by contacting your financial intermediary, writing to Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081 or calling 800.345.6611.

RECORD OF BENEFICIAL OWNERSHIP

For the Fund, as of April 30, 2016, Columbia Management through its affiliated fund-of-funds, and its affiliates RiverSource Life Insurance Company (located at 829 Ameriprise Financial Center, Minneapolis, MN 55474) and RiverSource Life Insurance Co of New York (located at 20 Madison Avenue Extension, Albany, NY 12203) owned 100% of the outstanding shares.

As of April 30, 2016, no Board members or officers of the Fund owned shares of the Fund.

SHAREHOLDER PROPOSALS

The Fund is not required to hold regular meetings of shareholders each year. Meetings of shareholders are held from time to time and shareholder proposals intended to be presented at future meetings must be submitted in writing to the Fund in a reasonable time prior to the solicitation of proxies for any such meetings.

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HOUSEHOLDING

If you request a mailed copy of this information statement, the Fund will mail only one copy of this information statement to a household, even if more than one person in a household is a Fund shareholder of record, unless the Fund has received contrary instructions from one or more of the shareholders. If you need additional copies of this information statement and you are a holder of record of your shares, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081 or by telephone at 1-800-345-6611. If your shares are held in broker street name, please contact your financial intermediary to obtain additional copies of this information statement. If in the future you do not want the mailing of information statements to be combined with those of other members of your household, or if you have received multiple copies of this information statement and want future mailings to be combined with those of other members of your household, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081, or by telephone at 1-800-345-6611, or contact your financial intermediary. The Fund undertakes to deliver promptly upon written or oral request a separate copy of the information statement to a security holder at a shared address to which a single copy of the document was delivered.

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